Exhibit 10.10


This document prepared by
and after recording return to:
Jeffrey C. Shannon, Esq.
Fowler White Boggs Banker P.A.
501 E. Kennedy Blvd., Suite 1700
Tampa, Florida 33602



                 MORTGAGE AND SECURITY AGREEMENT

      THIS MORTGAGE AND SECURITY AGREEMENT (herein called "Mort-gage") is made this 21st day of June, 2004, between the Mortgagor, Shells Seafood Restaurants, Inc., a Delaware corporation (herein "Owner"), whose address is 16313 North Dale Mabry Hwy., Suite 100, Tampa, Florida 33618 in favor of Mortgagee, Shells Investment Partners, LLC, a Florida limited liability company (collectively referred to as "Mortgagee") whose address is 220 S. Franklin Street, Tampa, Florida 33602.

      WHEREAS, Owner is indebted to Mortgagee in the principal sum of One Hundred Sixty Five Thousand and Three Hundred Fifteen and 7/100ths Dollars ($165,315.07), which indebtedness is evidenced by Owner's note (the "Note") dated June 21, 2004, which Note matures on June 1, 2007;

      TO SECURE to Mortgagee (a) the repayment of the indebtedness evidenced by the Note, with interest thereon, the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage, and the performance of the covenants and agreements of Owner herein contained, and (b) the repayment of any future advances, with interest thereon, made to Owner by Mortgagee pursuant to the paragraph hereof entitled "Future Advances" Owner, for $10.00 and other valuable consideration, the receipt of which is acknowledged, does hereby mortgage, grant, bargain, sell and convey to Mortgagee in fee simple forever, the real property located in the County of Polk, State of Florida and described as follows:

See Exhibit "A" attached hereto and incorporated herein by reference

      TOGETHER with all tenements, hereditaments and appurtenances thereto, and all reversions, rents, issues and profits therefrom and all the improvements, structures and fixtures now or hereafter located on said real property, whether attached, detached or detachable, and all easements, riparian and other rights, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock related thereto, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the real property covered by this Mortgage.


      TO FURTHER SECURE payment of the Note and performance of Owner's obligations described in this Mortgage, Owner does hereby grant to Mortgagee a security interest in the following: (a) all inventory, equipment, goods, accounts, contract rights, general intangibles, and all fixtures or personal property of every nature whatsoever, as those terms are defined in the Florida Uniform Commercial Code, both tangible and intangible, located in, on, or arising from, or used or intended to be used in connection with (or with the operation of) the real property described in this Mortgage, or any buildings, structures and other improvements now or hereafter thereon; (b) all construction materials (whether located at the site of the improvements or elsewhere), furniture, furnishings, carpets, drapes, appliances, motor vehicles, water heaters, air conditioning, electrical, plumbing or lighting equipment, sprinkler systems, security systems, elevators, landscaping, crops, and similar items, located in or on, or arising from or used or intended to be used in connection with (or with the operation of) the real property described in this Mortgage, or any buildings, structures or other improvements now or hereafter thereon; (c) all rents, issues, profits, proceeds, and revenues of the real property described in this Mortgage, and of any improvements thereon, from time to time accruing, including but not limited to those from leases or tenancies now existing or hereafter created, (d) all judgments, awards of damages and settlements resulting from condemnation proceedings or the takings of the real property described in this Mortgage or any part thereof, under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to said real property or the improvements thereon, or any part thereof, or to any right appurtenant thereto, including any award for change of grade or streets and including any severance or consequential damages, (e) all loss proceeds of all hazard insurance policies payable with respect to damage to the fixtures and personal property described above and/or the improvements now or hereafter located on the real property described in this Mortgage, (f) all of Owner's interest on any licenses, permits, franchises, liquor licenses, deposits, tap fees, utility agreements, or similar items, now or hereafter existing, which in any way relate to or are useful in connection with the use or operation of the real property described in this Mortgage or any improvements thereon, and (g) all other types of properties or rights of Owner described in this Mortgage. The foregoing includes not only all such property now owned by Owner, but all that may hereafter be acquired by Owner, and all extensions, additions, improvements, betterments, renewals, accessions, proceeds, and replacements to any of the foregoing. This instrument shall constitute a security agreement as that term is used in the Florida Uniform Commercial Code. It is agreed by the parties hereto that it is their intent that to the extent permitted by law, all such property in any way attached to the real property or any improvement thereof shall be deemed intended to be permanently affixed to the real estate and intended to be a part of the real property encumbered hereby.

      ALL of the foregoing realty, fixtures, and personal property being hereinafter referred to as the "Property".

      COVENANTS. Owner covenants and agrees with Mortgagee as follows:



1.	Warranties of Title.  Owner covenants that Owner is lawfully seized of absolute fee simple title to the above described real property hereby conveyed and has the right to mortgage, grant and convey the Property, that the Property is unencumbered except as shown currently of record and that Owner will warrant and defend generally the title to the Property against all claims and demands, subject only to mortgages of record. Owner covenants to execute and deliver such further instruments as may be requested by Mortgagee to convey and mortgage to Mortgagee absolute fee simple title to the Property or to subject to the lien of this Mortgage any property intended to be encumbered hereby, or to perfect, protect, or record any lien evidenced hereby.

      2.	Payment of Principal and Interest.  Owner shall promptly
pay when due the principal of and interest on the indebtedness evidenced by the Note, prepayment and late charges as provided in the Note, and the principal of and interest on any Future Advances secured by this Mortgage.

      3.	Charges; Liens.  Owner shall promptly pay when due all
taxes, assessments and other charges, fines and impositions attributable to the Property which may attain a priority over this Mortgage, and leasehold payments or ground rents, if any. Owner shall promptly furnish to Mortgagee all notices of amounts due under this paragraph, and shall promptly furnish to Mortgagee receipts evidencing such payments. Owner shall promptly discharge any lien which has priority over this Mortgage; provided, that Owner shall not be required to discharge any such lien so long as Owner shall in good faith contest such lien by legal proceedings which operate to prevent the enforcement of the lien or forfeiture of the Property or any part thereof.

      4.	Hazard Insurance.  Owner shall keep the improvements now
existing or hereafter erected on the above described real property insured against loss by fire, hazards included within the term
"extended coverage", and such other hazards as Mortgagee may require and in such amounts and for such period as Mortgagee may require; provided, that Mortgagee shall not require that the amount of such coverage exceed the full insurable value of the Property.

      The insurance carrier providing the insurance shall be chosen by Owner subject to approval by Mortgagee, provided, that such approval shall not be unreasonably withheld or delayed. All premiums on insurance policies shall be paid by Owner promptly when due, at least 30 days prior to the expiration of the policies.

      All insurance policies and renewals thereof shall be in form acceptable to Mortgagee and shall include a standard mortgage clause in favor of and in form acceptable to Mortgagee. Mortgagee shall have the right to hold the policies and renewals thereof. At least 30 days prior to each expiration of the policy, Owner shall furnish to Mortgagee a renewal certificate or renewal policy and a receipt for the paid premium. In the event of loss, Owner shall give prompt notice to the insurance carrier and Mortgagee. Mortgagee may make proof of loss if not made promptly by Owner.



      Unless Mortgagee and Owner otherwise agree in writing, insurance proceeds shall be applied to restoration or repair of the Property damaged, provided such restoration or repair is economically feasible and the security of this Mortgage is not thereby impaired. If such restoration or repair is not economically feasible or if the security of this Mortgage would be impaired, the insurance proceeds shall be applied to the sums secured by this Mortgage, with the excess, if any, paid to Owner.

      If insurance proceeds are to be used for restoration or repair, the proceeds shall be held by Mortgagee, and disbursed on a monthly basis upon written draw requests from Owner, in accordance with the percentage of the restoration or repair completed, upon the furnishing by Owner to Mortgagee of appropriate lien waivers from all parties who have furnished labor or materials in connection therewith. All such restoration or repair shall be in accordance with the original plans and specifications for the improvements unless Owner and Mortgagee otherwise agree in writing, and shall be supervised by an architect who is a member of the American Institute of Architects and who has been approved by Mortgagee. The architect's fees shall be paid by Owner.

      If the Property is abandoned by Owner, or if Owner fails to respond to Mortgagee within 30 days from the date notice is mailed by Mortgagee to Owner that the insurance carrier offers to settle a claim for insurance benefits, Mortgagee is authorized to collect and apply the insurance proceeds at Mortgagee's option either to restoration or repair of the Property or to the sums secured by this Mortgage.

      Unless Mortgagee and Owner otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the installments under the Note or change the amount of such installments. If pursuant to foreclosure of this Mortgage the Property is acquired by Mortgagee, all right, title and interest of Owner in and to any insurance policies and in and to the proceeds thereof resulting from damage to the Property prior to the sale or acquisition shall pass to Mortgagee to the extent of the sums secured by this Mortgage immediately prior to such sale or acquisition.

      5.	Preservation and Maintenance of Property.  Owner shall
keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property. Owner shall not demolish or remove any part of the Property without Mortgagee's consent.

      6.	Protection of Mortgagee's Security.  If Owner fails to
perform the covenants and agreements contained in this Mortgage, or if any action or proceeding is commenced which materially affects Mortgagee's interest in the Property including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Mortgagee at Mortgagee's option, upon notice to Owner, may make such appearances, disburse such sums and take such action as is necessary to protect Mortgagee's interest, including, but not limited to, disbursement of reasonable attorney's fees and entry upon the Property to make repairs.



      Any amounts disbursed by Mortgagee pursuant to this paragraph entitled "Protection of Mortgagee's Security", with interest thereon, shall become additional indebtedness of Owner secured by this Mortgage. Unless Owner and Mortgagee agree to other terms of payment, such amounts shall be payable upon notice from Mortgagee to Owner requesting payment thereof, and shall bear interest from the date of disbursement at the rate payable from time to time on outstanding principal under the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amount shall bear interest at the highest rate permissible under applicable law. Nothing contained in this paragraph entitled "Protection of Mortgagee's Security" shall require Mortgagee to incur any expense or take any action hereunder.

      7.	Inspection.  Mortgagee may make or cause to be made
reasonable entries upon and inspections of the Property, provided that Mortgagee shall give Owner notice prior to any such inspection specifying reasonable cause therefor related to Mortgagee's interest in the Property.

      8.	Condemnation.  The proceeds of any award or claim for
damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Mortgagee.

      In the event of a taking of the Property, the proceeds shall be applied to the sums secured by this Mortgage, with the excess, if any, paid to Owner.

      If the Property is abandoned by Owner, or if, after notice by Mortgagee to Owner that the condemnor offers to make an award or settle a claim for damages, Owner fails to respond to Mortgagee within 30 days after the date such notice is mailed, Mortgagee is authorized to collect and apply the proceeds, at Mortgagee's option, either to restoration or repair of the Property or to the sums secured by this Mortgage.

      Unless Mortgagee and Owner otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the installments under the Note or change the amount of such installments.

      9.	Owner Not Released.  Extension of the time for payment or
modification of amortization of the sums secured by this Mortgage granted by Mortgagee to any successor in interest of Owner shall not operate to release, in any manner, the liability of the original Owner and Owner's successors in interest. Mortgagee shall not be required to commence proceedings against such successor or refuse to extend time for payment or refuse to otherwise modify amortization of the sums secured by this Mortgage by reason of any demand made by the original Owner and Owner's successors in interest.

      10.	Forbearance by Mortgagee Not a Waiver.  Any forbearance
by Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by Mortgagee shall not be a waiver of Mortgagee's right to accelerate the maturity of the indebtedness secured by this Mortgage.

      11.	Remedies Cumulative.  All remedies provided in this
Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity, and maybe exercised concurrently, independently or successively.


      12.	Successors and Assigns Bound; Joint and Several
Liability; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, personal representatives, successors and assigns of Mortgagee and Owner. Owner waives all right of homestead and exemption granted by the Constitution and laws of Florida. All covenants and agreements of Owner shall be joint and several. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

      13.	Notice.  Except for any notice required under applicable
law to be given in another manner, (a) any notice to Owner provided for in this Mortgage shall be given by mailing such notice by certified mail addressed to Owner at the address stated above for Owner or at such other address as Owner may designate by notice to Mortgagee as provided herein, and (b) any notice to Mortgagee shall be given by certified mail, return receipt requested to Mortgagee's address stated herein or to such other address as Mortgagee may designate by notice to Owner as provided herein. Any notice provided for in this Mortgage shall be deemed to have been given to Owner or Mortgagee when given in the manner designated herein.

      14.	Severability.  This Mortgage shall be governed by the law
of Florida. In the event that any provision or clause of this Mortgage or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Mortgage and the Note are declared to be severable.

      15.	Acceleration: Remedies.  Time is of the essence in the
performance of Owner's covenants herein. If any breach of any covenant or agreement of Owner in this Mortgage (including the covenants to pay when due any sums secured by this Mortgage) continues for more than ten (10) days, Mortgagee at Mortgagee's option may declare all of the sums secured by this Mortgage to be immediately due and payable without further demand and may foreclose this Mortgage by judicial proceeding, or take such other action or pursue such other remedies as provided herein or allowed under the laws of the State of Florida. In such event Mortgagee shall be entitled to collect from Owner all expenses incurred in enforcing this Mortgage, including, but not limited to, reasonable attorney's fees, and costs of documentary evidence, abstracts and title reports. Such attorney's fees shall include, but not be limited to, attorney's fees incurred in connection with appellate proceedings.

      16.	Assignment of Rents; Appointment of Receiver.  As
additional security hereunder, Owner hereby assigns to Mortgagee all the rents, profits, and proceeds of the Property, provided that Owner shall, prior to acceleration as provided above or abandonment of the Property, have the right to collect and retain such rents as they become due and payable.



      Upon acceleration of the indebtedness as provided above or abandonment of the Property, Mortgagee shall be entitled to have a receiver appointed by a court to enter upon, take possession of and manage the Property and to collect the rents of the Property, including those past due, and Owner hereby consents to the appointment of a receiver. All rents collected by the receiver shall be applied first to payment of the costs of management of the Property and collection of rents, including, but not limited to, receiver's fees, premiums on receiver's bonds and reasonable attorney's fees, and then to the sums secured by this Mortgage.
The receiver shall be liable to account only for those rents actually received.

      17.	Additional Taxes.  Owner agrees to pay all documentary
stamps, intangible tax, and penalties thereon, which are now or hereafter due on the Note or this Mortgage.



      18.	Prohibited Substances.  As used herein, the term
"Prohibited Substance" shall mean any substance whose storage or existence in or on the Property is restricted, prohibited, or is penalized under any law, ordinance, rule or regulation which is aimed at protecting the air, water, ground, or the environment, or whose release into the air, water, ground, or the environment is restricted, prohibited, or penalized under any such law, ordinance, rule or regulation, or whose removal from the Property is required by any such law, ordinance, rule or regulation. The term "Prohibited Substance" shall include, but shall not be limited to: asbestos, petroleum products, PCBs, and all substances defined as, or which would be considered to be, a "hazardous substance", "contaminant", "pollutant", "hazardous material", "hazardous waste", "hazardous chemical substance", "solid waste", "toxic substance", "toxic pollutant", or "pollution" under the following Federal Statutes, as amended: (a) the Comprehensive Environmental Response, Compensation, and Liability Act, Chapter 103, 42 U.S.C. '9601 et seq. seq., (b) the Hazardous Materials Transportation Act, Chapter 27, 49 U.S.C. '1802 et seq., (c) the Resource Conservation and Recovery Act, Chapter 82, 42 U.S.C. '6901 et seq., (d) the Toxic Substances Control Act, Chapter 53, 15 U.S.C. '2601 et seq.,
(e) the Federal Water Pollution Control Act, Chapter 26, 33 U.S.C. '1251 et seq., and (f) the Clean Air Act, Chapter 85, 42 U.S.C. '7401. Owner warrants and represents to Mortgagee that the Property (including the Land) do not contain any Prohibited Substances. The Owner covenants with Mortgagee that it shall not permit any such Prohibited Substances to be discharged onto or brought onto the Property. Owner further covenants with Mortgagee that if any such Prohibited Substances are discovered on the Property, same shall be immediately removed by Owner, with proper and legal disposal, all as required under applicable laws, ordinances and regulations. Owner hereby unconditionally agrees to indemnify and to hold Mortgagee harmless from and against any and all loss, claim, liability, damage cost, expense or cause of action arising out of or related to the breach of the foregoing warran-ties, representations and covenants, including, without limitation, all cost of removal and disposal of such Prohibited Substance and any "clean-up" associated therewith, all costs of determining whether the Property are in compliance with applicable laws, ordinances and regulations, all costs of causing the Property to be in compliance with all applicable laws, ordinances and regulations, and all Mortgagee's reasonable attorneys' fees, consultants' fees and court costs associated with the existence of such Prohibited Substances in or on the Property.

      Mortgagee shall have the right, in its sole discretion upon reasonable cause, to require Owner to periodically (but not more frequently than annually unless an environmental complaint is then outstanding) perform (at Owner's expense) an environmental audit and, if deemed necessary by Mortgagee, an environmental risk assessment of the Property, each of which must be satisfactory to Mortgagee. Should Owner fail to perform said environmental audit or risk assessment within 30 days of the Mortgagee's written request, Mortgagee shall have the right but not the obligation to retain an environmental consultant to perform said environmental audit or risk assessment. All costs and expenses incurred by Mortgagee in the exercise of such rights shall be secured by this Mortgage and shall be payable by Owner upon demand or charged to Owner's loan balance at the discretion of Mortgagee.

      The obligations of Owner under the foregoing representations, warranties, covenants and indemnity, shall survive the satisfaction or foreclosure of this Mortgage and the payment of the Note.

      19.	Transfer of the Property; Assumption.  If all or any part
of the Property or an interest therein is sold, leased, or transferred by Owner without Mortgagee's prior written consent, excluding (a) a transfer by devise, descent or by operation of law upon death or (b) the grant of any leasehold interest of ten (10) years or less not containing an option to purchase, Mortgagee may, at Mortgagee's option declare all the sums secured by this Mortgage to be immediately due and payable. Mortgagee shall have waived such option to accelerate if, prior to the sale, lease, or transfer, Mortgagee and the person to whom the Property is to be sold, leased, or transferred reach agreement in writing that the credit of such person is satisfactory to Mortgagee and if the party to whom the Property is transferred agrees in writing to assume
Owner's obligations under the Note and this Mortgage. However, no waiver by Mortgagee of the right to accelerate the indebtedness upon sale, lease, or transfer, nor any approval by Mortgagee of the credit of the purchaser or transferee shall be deemed to be a release of the Owner of any liability under the Note or this Mortgage and the original Owner shall remain fully liable thereon.

      20.	Dissolution and Bankruptcy.  If Owner is dissolved or
liquidated or if proceedings under the bankruptcy laws of the United States are filed by or against Owner, or any arrangement for creditors, reorganization, receivership or similar action is filed by or against Owner, same shall constitute a breach of Owner's covenants herein contained, giving rise to all rights and remedies provided herein in the event of default, including the right of acceleration.

      21.	Terms.  The terms Owner and Mortgagee, and any pronouns
used in connection therewith or in lieu thereof, shall be construed to include the plural as well as the singular, and the masculine, feminine and neuter gender, whenever and wherever the context so admits or requires.



      IN WITNESS WHEREOF, Owner has executed this Mortgage.

Signed, sealed and delivered      SHELLS SEAFOOD RESTAURANTS, INC.,
in the presence of:               A Delaware corporation


Witness: /s/ Benjamin D. Boehm    By:/s/ Leslie J. Christon
Name:  Benjamin D. Boehm                  President


Witness: /s/ Janet Dickinson
Name:  Janet Dickinson




STATE OF FLORIDA        )
COUNTY OF Hillsborough  )

The foregoing instrument was acknowledged before me on June 18, 2004, by Leslie J. Christon as President of Shells Seafood
Restaurants, Inc., a Delaware corporation, on behalf of the corporation. She is personally known to me .


                                  /s/ Glenda L. Squire
                                   Glenda L. Squire
                                   (Type or Print Name)
                                   My Commission Expires:04-08-08
(Affix Notary Seal)                My Commission Number DD301220
Notary Seal


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